Exhibit 23.3


NSA
Netherland, Sewell & Associates, Inc.














            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
            ---------------------------------------------------------

We hereby consent to the incorporation by reference in you Form SB-2 Registration statement of Gulfport Energy Corporation (Gulfport), of our reserve report dated March 11, 2004, of the estimates of the net proved oil and gas reserves of Gulfport and their present values, as of January 1, 2004, and all references to our firm therein.

                                         NETHERLAND, SEWELL & ASSOCIATES, INC.

                                         By:/s/Frederic D. Sewell
                                            ------------------------------------
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer



Dallas, Texas
May 6, 2004